Exhibit 3.3

THE COMPANIES LAW

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDMENT TO

THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

I-MAB

(Adopted by way of special resolutions passed on December 25, 2019 and effective on December 25, 2019)

The shareholders of I-Mab (the “Company”), by way of special resolutions, have resolved to amend the fifth amended and restated articles of association of the Company (as amended hereby, the “Articles”) as follows:

1.	A new Article 131 is inserted as follows

“131. Notwithstanding any other provisions in the memorandum of association or these Articles, where the final offering price of a Qualified Public Offering is no less than US$4.176 per ordinary share (the “IPO”), the following provisions shall apply with respect to the Series C-1 Preferred Shares, Series C Preferred Shares, Series B-2 Preferred Shares and Series B-1 Preferred Shares, provided that unanimous consent of the directors on the final offering price needs to be obtained in the event that the final offering price per ordinary share of such IPO is fixed at a price equal to or higher than US$4.176 per ordinary share but lower than US$5.22 per ordinary share:

Immediately prior to the completion of such IPO,

(a)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is equal to or higher than the then-effective Series C-1 Conversion Price, each of the then currently issued and outstanding Series C-1 Preferred Shares be re-designated and re-classified as Ordinary Shares on a one-for-one basis;

(b)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is less than the then-effective Series C-1 Conversion Price, each of the then currently issued and outstanding Series C-1 Preferred Shares shall be converted into such number of Ordinary Shares calculated in accordance with the formula below:

	NS	=	OPS*IP/NCP

	NCP	=	IP-(IP-NP)*X

	ACS	=	NS-OPS

	ACS:	the total number of additional Ordinary Shares issued to all the holders of Series C-1 Preferred Shares

	IP:	the initial issue price per each Series C-1 Preferred Share

	NCP:	the new conversion price with respect to Series C-1 Preferred Shares

	NP:	the lower of (i) the issue price per ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO and (ii) 92% of the final offering price per ordinary share of the IPO

	NS:	the total number of Ordinary Shares issued to all the holders of Series C-1 Shares immediately prior to the completion of the IPO

	OPS:	the total number of the issued and outstanding Series C-1 Preferred Shares

	X:	in the event that the final offering price of the IPO is no less than US$5.22 per ordinary share, X shall equal to 0.75; and in the event that the final offering price of the IPO is less than US$5.22 per ordinary share, X shall equal to 0.9

(c)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is equal to or higher than the then-effective Series C Conversion Price, each of the then currently issued and outstanding Series C Preferred Shares be re-designated and re-classified as Ordinary Shares on a one-for-one basis;

(d)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is less than the then-effective Series C Conversion Price, each of the then currently issued and outstanding Series C Preferred Shares shall be converted into such number of Ordinary Shares calculated in accordance with the formula below:

	NS	= OPS*IP/NCP

	NCP	= IP-(IP-NP)*X

	ACS	= NS-OPS

	ACS:	the number of additional Ordinary Shares issued to all the holders of Series C Preferred Shares

	IP:	the initial issue price per each Series C Preferred Share

	NCP:	the new conversion price with respect to Series C Preferred Shares

	NP:	the lower of (i) the issue price per ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO and (ii) 92% of the final offering price per ordinary share of the IPO

	NS:	the total number of Ordinary Shares issued to all the holders of Series C Shares immediately prior to the completion of the IPO

	OPS:	the total number of the issued and outstanding Series C Preferred Shares

	X:	in the event that the final offering price of the IPO is no less than US$5.22 per ordinary share, X shall equal to 0.75; and in the event that the final offering price of the IPO is less than US$5.22 per ordinary share, X shall equal to 0.9

(e)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is equal to or higher than the then-effective Series B-2 Conversion Price, each of the then currently issued and outstanding Series B-2 Preferred Shares be re-designated and re-classified as Ordinary Shares on a one-for-one basis;

(f)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is less than the then-effective Series B-2 Conversion Price, each of the then currently issued and outstanding Series B-2 Preferred Shares be converted into such number of Ordinary Shares calculated in accordance with the formula below:

	NS	= OPS*IP/NCP

	NCP	= NP

	ACS	= NS-OPS

	ACS:	the number of additional Ordinary Shares issued to all the holders of Series B-2 Preferred Shares

	IP:	the initial issue price per each Series B-2 Preferred Share

	NCP:	the new conversion price with respect to Series B-2 Preferred Shares

	NP:	the lower of (i) the issue price per ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO and (ii) 92% of the final offering price per ordinary share of the IPO

	NS:	the total number of Ordinary Shares issued to all the holders of Series B-2 Shares immediately prior to the completion of the IPO

	OPS:	the number of the issued and outstanding Series B-2 Preferred Shares

(g)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is equal to or higher than the then-effective Series B-1 Conversion Price, each of the then currently issued and outstanding Series B-1 Preferred Shares be re-designated and re-classified as Ordinary Shares on a one-for-one basis;

(h)	in the event that the issue price per each ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO is less than the then-effective Series B-1 Conversion Price, each of the then currently issued and outstanding Series B-1 Preferred Shares be converted into such number of Ordinary Shares calculated in accordance with the formula below:

	NS	= OPS*IP/NCP

	NCP	= NP

	ACS	= NS-OPS

	ACS:	the number of additional Ordinary Shares issued to all the holders of Series B-1 Preferred Shares

	IP:	the initial issue price per each Series B-1 Preferred Share

NCP:	the new conversion price with respect to Series B-1 Preferred Shares

NP:	the lower of (i) the issue price per ordinary share (net of any selling concessions, discounts or commissions) pursuant to the IPO and (ii) 92% of the final offering price per ordinary share of the IPO

NS:	the total number of Ordinary Shares issued to all the holders of Series B-1 Shares immediately prior to the completion of the IPO

OPS:	the number of the issued and outstanding Series B-1 Preferred Shares

In each case, subject to the provision that, under no circumstances may any shares be issued below their par value.

No fractional shares will be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then respective effective Conversion Price.”

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